SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934


Check the appropriate box:

[X] Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
[_] Definitive Information Statement

                  ALPHA HOSPITALITY CORPORATION
          (Name of Registrant As Specified In Charter)

       Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).
[_] Fee computed on table below per Exchange Act Rules 14c-5(g)
and 0-11.
(1) Title of each class of securities to which transaction
applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                        PRELIMINARY COPY
                  ALPHA HOSPITALITY CORPORATION
                      707 Skokie Boulevard
                            Suite 600
                      Northbrook, IL  60062

                INFORMATION STATEMENT AND NOTICE
        OF ACTION TAKEN WITHOUT A MEETING OF STOCKHOLDERS

      This  Information  Statement and  Notice  of  Action  Taken
Without  a  Meeting of Stockholders is being mailed on  or  about
January __, 2003 to the stockholders of record of Alpha Hospitality Corporation ("Alpha") at the close of business on January __, 2003 to provide information with respect an action taken by written consent of the holders of a majority of the outstanding shares of Alpha's common stock, $0.01 par value per share ("Common Stock").

      As set forth in greater detail herein, the written consent approves (i) the transfer of the voting power of 2,326,857 shares of Common Stock from The Bryanston Group, Inc. and its affiliates, Alpha's largest stockholder (together, "Bryanston"), to Robert A. Berman, Alpha's Chairman of the Board and Chief Executive Officer and (ii) the granting by Bryanston to Alpha of a three year option to reacquire up to2,326,857 shares of Common Stock at a price of $2.12 per share (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (together, the "Recapitalization"). Consummation of the Recapitalization will result in a change in voting control and substantially change the ownership and capital structure of Alpha.

      You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder. The Recapitalization will not be consummated or become effective until at least 20 days after the mailing of this Information Statement.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                        SEND US A PROXY.

BACKGROUND FOR ACTIONS TAKEN

       The following is a summary of the reasons for the Recapitalization and its material terms. This discussion of the Recapitalization is qualified in its entirety by reference to the full text of the Recapitalization Agreement between Alpha and Bryanston, a copy of which is attached hereto as Exhibit A.

      In October 1995, Catskill Development, LLC ("Catskill"), a New York limited liability company, was formed to pursue the development of a raceway property in Monticello, New York (the "Raceway"). Alpha Monticello, Inc., a wholly owned subsidiary of Alpha, is a non-voting member of Catskill. Catskill's business plan envisioned the development of a Native American casino and three distinct lines of business: a) casino activities; b) real estate related activities; and c) gaming operations related to Monticello Raceway (the "Raceway"), including pari-mutuel  and
potential future video lottery terminals ("VLTs"). Catskill's plan is to enter into a contract with a federally recognized Native American Tribe to sell to it a parcel of land on the Raceway site and to work with such tribe to secure the necessary state and federal approvals for the construction and operation of a casino. On June 3, 1996, Catskill acquired the Raceway and its surrounding properties for $10,000,000, and then set aside 29.31 acres of surrounding property for the development of a Native American casino.

      Alpha, by holding an interest in Catskill, is subject to regulation by various governmental agencies that regulate and license gaming activities. As part of such regulation, Alpha and its affiliates are generally required to be licensed or otherwise approved in each jurisdiction in which they operate, and are in turn subject to a determination of suitability with respect to their officers, directors and significant investors. For example, the New York Racing & Wagering Board upon a determination that it is inconsistent with the public interest, convenience or necessity or with the best interests of racing generally that any person continue to be a stockholder (of record or beneficially) in any entity that is licensed to engage in racing activities or that owns 25% or more of such licensed entity, may direct such stockholder to dispose of its interest in such entity. In the event that an officer, director, investor or creditor of a regulated entity or an affiliated entity were found to be unsuitable, the entity's license or other approval to conduct gaming activities could be revoked or conditioned upon, as the case may be, such officer or director resigning, the divestiture or termination of such investor's interests or the satisfaction of such creditor's indebtedness.

      In April 2002, each of Monty Hundley, Stanley Tollman and Brett Tollman was indicted by a federal grand jury on various counts of tax fraud and bank fraud. As each of these individuals is an affiliate of Bryanston, Bryanston's continued status as a stockholder of Alpha and a member of Catskill, places Catskill's current gaming licenses in jeopardy and could undermine its ability to obtain new licenses and find a suitable Native American partner with which to develop a casino. As a result of these factors, in December 2002, Alpha entered into an agreement with Bryanston whereby in exchange for debt and/or shares of a newly created series of preferred stock, Alpha (i) acquired Bryanston's membership interest in Catskill, (ii) for the purchase price of $2.12 per share, obtained the ability to retire substantially all of Bryanston's equity interest in Alpha (the "Option"), (iii) obtained, through its Chief Executive Officer, voting control over 2,326,857 shares of Common Stock held by Bryanston (the "Proxy") and (iv) satisfied its outstanding indebtedness to Bryanston. However, pursuant to the terms of this agreement, the Option and the Proxy (collectively, the "Recapitalization") shall not become effective until stockholder approval for such transactions has been obtained.

       In addition to ensuring compliance with all gaming regulations, the Company carried out the Recapitalization in order to maintain its Nasdaq listing. On November 19, 2003 the Company received a letter from Nasdaq stating it had fallen below the minimum stockholders' equity requirement of $2,500,000 as of the Company's fiscal quarter ended September 30, 2002. As a result of the Recapitalization, on January 10, 2003, the Company received an extension from Nasdaq until January 17, 2003 to file with the SEC a public document demonstrating compliance with the minimum stockholder equity requirement. On January __, 2003, the Company filed a Current Report on Form 8-K demonstrating compliance.

STOCKHOLDER APPROVAL AND CHANGE OF CONTROL

      Alpha has received the written consent of a majority of its stockholders approving the Recapitalization in lieu of a special stockholders meeting. The individuals signing such consent represent, under Delaware law, a sufficient number of shares to take the action without notice or a meeting of the stockholders. On or after the twentieth day following the mailing of this report to stockholders, this consent will become effective to approve the Recapitalization. Under Delaware law, there is no procedure whereby a stockholder not a party to the written consent may vote against the Recapitalization.

      The transfer by Bryanston of its voting power to Alpha' Chief Executive Officer pursuant to the Proxy will result in a change in control of Alpha. Moreover, in the event that Alpha exercises the Option, a further change in control will occur under which no individual stockholder or group of stockholders would be left with a controlling interest in Alpha. No assurance can be given that such Option exercise or change in control will occur.

RIGHTS OF DISSENTING STOCKHOLDERS

      Alpha stockholders are not entitled to any appraisal or similar rights and under Delaware law in connection with the approval and ratification of the Recapitalization.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      As of the record date, Alpha's authorized capitalization consisted of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the record date, there were 4,956,183 shares of common stock outstanding, all of which were fully paid, non-assessable and 44,258 shares of Series B entitled to vote, all of which were fully paid, non-assessable and entitled to vote and 1,730,696 shares of Series E preferred stock outstanding, all of which were fully paid, non-assessable but not entitled to vote, except as may be required by law. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders for a vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Alpha's shares of Common Stock as of January __, 2003 by all those known by Alpha to be beneficial owners of more than 5% of its Common Stock, each director, each executive officer and all directors and executive officers of Alpha as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by them. Unless otherwise indicated, the address of each stockholder, director and executive officer listed below is c/o Alpha Hospitality Corporation, 707 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062.

Title of Class        Name and Address       No. of         Percent
                                             Shares(1)     of Class(2)
Common Stock        Robert A. Berman (3)     3,064,347      60.67%
$.01 par value      Scott A. Kaniewski (4)     670,890      13.28
                    Thomas W. Aro (5)           46,200          *
                    Paul deBary (6)             61,932       1.25
                    Thomas P. Puccio (7)        15,000          *
                    Philip Berman (8) (11)     575,874      11.62
                    William H. Hopson (10)      15,000          *
                    Watertone Holdings,
                      LP (9) (11)              575,874      11.62
                    c/o Scott Kaniewski
                        2412 Central Park
                          Avenue
                        Evanston, IL
                    New York Gaming LLC (11)   575,874      11.62
                    c/o Scott Kaniewski
                        2412 Central Park
                          Avenue
                        Evanston, IL
                    BKB, LLC (11)              575,874      11.62
                    c/o Scott Kaniewski
                        2412 Central Park Ave
                        Evanston, IL
                    Bryanston Group,
                        Inc. (13)            2,326,857      11.62
                        1886 Route 52
                        Hopewell Junction,
                          N.Y.
                     All Current Officers
                       and Directors as a
                       group without
                       duplicating shared
                       beneficial interest
                       (6 persons)
                       (3,4,5,6,7,10)       3,280,563      62.64

* less than 1%


       (1) Except as noted below, each person exercises sole voting and dispositive power with respect to the shares reflected in the table, except for those shares of common stock that are issuable upon the exercise of options. Includes shares of common stock that may be acquired upon exercise of options or conversion of convertible securities that are presently exercisable or convertible or become exercisable or convertible within 60 days.

        (2) Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such owner (but not those held by any other owner) and that are exercisable or convertible within 60 days from the date hereof have been exercised or converted.

     (3) Consists of 600 shares owned by Robert Berman, 95,016 shares issuable upon the exercise of a currently exercisable option, 575,874 shares owned by New York Gaming, LLC (with respect to which Robert Berman has shared voting and disposition rights), 2,326,857 shares owned by Bryanston and 66,000 shares owned by Beatrice Tollman (with respect to such shares owned by Bryanston and Beatrice Tollman, Robert Berman has exclusive voting rights for a three year period under the Bryanston Recapitalization Agreement dated
     December   10,  2002.  Robert

     Berman  disclaims  beneficial
     ownership of any of the shares owned by Bryanston and Beatrice Tollman for any purpose other than voting.

     (4) Consists of 575,874 shares owned by New York Gaming, LLC
     (with respect to which Mr. Kaniewski has shared voting and disposition rights) and 95,016 shares issuable upon the exercise of a currently exercisable option.

     (5) Includes 46,000 shares of common stock issuable upon the exercise of options granted to Mr. Aro, all of which options are currently exercisable.

     (6)  Includes 16,932 shares beneficially owned  through  New
     York Gaming, LLC and 15,000
     shares of common stock issuable upon the exercise of options granted, all of which options are currently exercisable.

     (7) Consists of 15,000 shares of common stock issuable upon the exercise of options granted, all of which options are currently exercisable.

     (8) Consists of 575,874 shares owned by New York Gaming, LLC
     (with respect to which Philip Berman has shared voting and disposition rights).

     (9) Consists of 575,874 shares owned by New York Gaming, LLC
     (of which Watertone Holdings, LP is the manager).

     (10) Consists of 15,000 shares of common stock issuable upon the exercise of options granted, all of which options are currently exercisable.

     (11) Watertone is the manager of New York Gaming LLC, which owns 575,874 shares, and BKB, LLC is the general partner in Watertone. Robert A. Berman, Scott A. Kaniewski and Philip Berman have shared power to direct BKB, LLC (as the general partner in Watertone) to exercise the vote attendant to such shares owned by New York Gaming LLC.

     (12)  Consists of 575,874 shares owned by New  York  Gaming,
     LLC (of which Watertone Holdings, LP is the manager and of which BKB, LLC is the general partner).

     (13) Robert Berman has exclusive voting rights for Bryanston shares for a three year period under the Bryanston Recapitalization Agreement dated December 10, 2002. Robert Berman disclaims beneficial ownership of any of the Bryanston Shares for any purpose other than voting.